Exhibit 10.16

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT OF 1934.

Patent Purchase and Assignment Agreement

By and between

1. TecLic Technical Licenses GmbH (formerly BetaResearch Gesellschaft für Entwicklung und Vermarktung digitaler Infrastrukturen mbH)

Koenigstrasse 1

D-01097 Dresden

Germany

– “TecLic” or “ASSIGNOR” –

and

2. ActivIdentity Corporation (formerly ActivCard Corp.)

6623 Dumbarton Circle

Fremont, California 94555

USA

– “ActivIdentity” or “ASSIGNEE” –

– Together the “Parties” (individually the “Party”) –

WHEREAS, TecLic is the owner of the entire right, title and interest in and to US Patent No. * * *; corresponding EU Patent * * * nationalized in Germany * * *, France * * *, Great Britain * * * and Austria * * *; Russian Patent No. * * *; South African Patent No. * * *; and pending Malaysia Patent Application No. * * * (respectively, the “US Patent,” the “EU Patent,” the “Germany Patent,” the “Great Britain Patent,” the “France Patent,” the “Austria Patent,” the Russia Patent,” the “South Africa Patent” and the “Malaysia Patent Application,” respectively, and together, the “Patents”).

WHEREAS, presently, the title of all of the Patents is in the former corporate name of TecLic, i.e., all of the Patents currently are titled under TecLic’s former corporate name, i.e., “BetaResearch Gesellschaft für Entwicklung und Vermarktung digitaler Infrastrukturen mbH” (“BetaResearch”), and TecLic has provided to ActivIdentity formal proof of the legal identity of BetaResearch by certified excerpts of the register of commerce of Munich and Dresden, Germany, copies of which are attached hereto and made a part hereof, designated Exhibits A and B.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants as hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Sale of the Patents

a.	TecLic, by these presents, does hereby sell, assign and transfer unto ActivIdentity, and ActivIdentity does hereby purchase and accept from TecLic, the entire right, title and interest in and to the Patents (as defined above), any patent issuing on the Malaysian Patent Application, and any divisionals, continuations, continuations in part, extensions and reissues thereof, under such terms and conditions as hereinafter set forth.

b.	The individual purchase prices of the Patents conveyed herein (each, an “Individual Purchase Price”) shall consist of the following amounts:

i.	* * * for the US Patent;

ii.	* * * for the EU Patent, including the Germany Patent, Great Britain Patent, France Patent and Austria Patent;

iii.	* * * for the Russia Patent;

iv.	* * * for the South Africa Patent; and

v.	* * * for the Malaysia Patent Application and each Patent issuing thereon.

c.	The total purchase price thus amounts to Euro * * * (in words: Euro * * *) (the “Total Purchase Price”).

d.	The Total Purchase Price is due and payable within two (2) weeks after execution of this agreement (the “Agreement”) by both Parties and payable net and without any bank fees to the following bank account of TecLic:

Commerzbank München

Account No.: 296 00 86

Bankleitzahl: 700 400 41

Swift Code: COBADEFF700

The payment obligation shall be deemed satisfied only if payment of the Total Purchase Price is made to the bank account provided in this Section 1.d (the “Account”). No later than one (1) German business day after TecLic’s receipt of confirmation from Commerzbank München that the Total Purchase Price has been posted to the Account, TecLic shall acknowledge safe receipt of the Total Purchase Price by facsimile notice to ActivIdentity, to the attention of Mr. Thomas Jahn.

e.	If the Total Purchase Price has not been paid in total within three (3) weeks after execution of this Agreement by both Parties (the “Three-Week Deadline”), TecLic shall be entitled to terminate this Agreement by facsimile notice to ActivIdentity to the attention of Mr. Thomas Jahn. TecLic shall deliver such notice no later than one (1) week following the Three-Week Deadline. At its sole discretion, TecLic may, by written notice to ActivIdentity, elect to extend the Three-Week Deadline, in which case, TecLic shall have an additional one (1) week beyond any such extension to terminate this Agreement if the Total Purchase Price has not been paid within the extended Three-Week Deadline. If TecLic terminates this Agreement in accordance with this Section 1.e, TecLic shall immediately refund to ActivIdentity any and all payments made by ActivIdentity, regardless of whether such payments were made before or after the Three-Week Deadline.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2.	Covenants, Warranties and Limitation of Liability

a.	TecLic covenants, warrants and agrees that: (i) TecLic has the exclusive right to sell, assign and transfer the entire right, title and interest in and to the Patents to be conveyed herein; (ii) TecLic is the sole legal owner of the Patents and the Patents have neither been assigned nor pledged to a third party and are free of any and all encumbrances; (iii) TecLic is entitled and has the authority to assign the Patents to ActivIdentity; (iv) all of the Patents are in full force and effect and all payments and requested actions to patent offices to which the Patents pertain have been made and satisfied to maintain in force the Patents at the time of execution of this Agreement; and (v) TecLic shall not assign or pledge the Patents to a third party following the execution of this Agreement. Nothing contained herein shall constitute a representation or warranty by TecLic that the Malaysia Patent Application has issued or will issue. TecLic hereby indemnifies and agrees to hold ActivIdentity harmless from, against, and in respect of, and shall, on demand and upon presentation to TecLic of proof thereof, reimburse ActivIdentity for any and all losses, liabilities or damages suffered or incurred by ActivIdentity (a) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by TecLic contained herein or in any certificate, document or instrument delivered to ActivIdentity pursuant hereto or in connection herewith or (b) which would not have been suffered or incurred if such representation were true and not breached or if such covenant were fully performed. Each representation, warranty, indemnity, covenant and agreement made by TecLic or ActivIdentity in this Agreement shall survive the closing of this Agreement.

b.	The Parties hereby agree that all costs associated with assigning and transferring the Patents to ActivIdentity shall be borne solely by ActivIdentity.

c.	UPON EXECUTION OF THE SALE, ASSIGNMENT AND TRANSFER OF THE PATENTS AS PROVIDED HEREIN, THE PATENTS SHALL BE PROVIDED “AS IS” TO ASSIGNEE. ASSIGNEE HAS THOROUGHLY EXAMINED THE PATENTS AND SHALL ACCEPT THEM “AS IS”. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, ASSIGNOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PATENTS AND THIS AGREEMENT, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES OF NON-INFRINGEMENT OR ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE IN TRADE.

d.	UNDER NO CIRCUMSTANCES SHALL ANY LIABILITY OR INDEMNITY OBLIGATION OF TECLIC OR ACTIVIDENTITY EXCEED THE INDIVIDUAL PURCHASE PRICE OF ONE OR MORE OF THE PATENTS THAT IS OR ARE THE SUBJECT OF THE DISPUTE INVOLVING SUCH LIABILITY OR INDEMNITY OBLIGATION.

e.	THIS AGREEMENT IS NOT AND SHALL NOT BE CONSTRUED TO CONSTITUTE A LICENSE, EXPRESS OR IMPLIED, TO ANY OTHER TECLIC OR BETARESEARCH INTELLECTUAL PROPERTY. NOTWITHSTANDING THE FOREGOING, TECLIC AGREES THAT IT WILL NOT ASSERT ANY OF ITS EXISTING PATENTS NOT ASSIGNED HEREIN AGAINST ACTIVIDENTITY FOR PRACTICING AN INVENTION COVERED BY THE CLAIMS OF THE PATENTS ASSIGNED HEREIN.

3.	Assignment of the Patents

a.

Simultaneously with the execution of this Agreement, TecLic shall execute and deliver to ActivIdentity such documents and instruments as ActivIdentity shall request (the “National Assignment Documents”), the forms of which are set out in Annex 1 a)—c) attached hereto, to request the commissioners of the United States Patent and Trademark Office, the European Patent Office and the other national patent offices wherein the Patents were issued or are pending (a “National Patent Authority”), whose duty is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to ASSIGNEE, its successors, legal representatives and assigns, in accordance with the terms of the applicable National Assignment Document. ASSIGNEE shall bear all costs related to the execution and registration of the National Assignment Documents. TecLic agrees that it will execute and deliver to ActivIdentity any and all additional documents and/or instruments that may be reasonably requested by ActivIdentity and necessary to vest full and complete legal and equitable title to the Patents in ActivIdentity, without further consideration than now paid, but at the expense of ActivIdentity, its successors or assigns.

b.	Upon execution of the National Assignment Documents by TecLic, such documents shall be placed in escrow with Tobias von Tucher of the law firm White & Case LLP, to be released to ActivIdentity or Cabinet JP COLAS, as directed by those parties, upon confirmation of payment by ActivIdentity of the Total Purchase Price, in accordance with Section 1.d of this Agreement. If the National Assignment Documents are released to Cabinet JP COLAS, such release shall be addressed as follows:

Cabinet JP COLAS

37, avenue Franklin D. Roosevelt

75008 Paris

France

Attention: Jean-Pierre Colas

Fax: + 33 (0)1 45 61 91 98

c.	Under the condition precedent of having received the Total Purchase Price in full within the time period set forth in Section 1.d of this Agreement, TecLic hereby assigns the Patents to ActivIdentity, which accepts such assignment.

d.	The Parties agree that the full title to the Patents shall be transferred to the ASSIGNEE upon: (i) execution of this Agreement by both Parties; (ii) execution by TecLic of the National Assignment Documents; and (iii) payment by ActivIdentity of the Total Purchase Price to TecLic. TecLic shall instruct the patent attorneys listed in Annex 2 attached hereto to receive their instructions with respect to the Patents from Cabinet JP Colas from the date of assignment of the Patents.

e.	From the date of assignment of the Patents, ActivIdentity shall be entitled to enforce the Patents and recover damages for past, present and future infringements thereof. At the request of ActivIdentity, TecLic shall provide reasonable support to ActivIdentity in any action concerning the Patents that is initiated by ActivIdentity, including using its best efforts to obtain the reasonable support of Mr. Thomas Hagn (“Hagn”). In such event, ActivIdentity shall, and upon presentation to ActivIdentity of proof thereof, pay all costs, fees and any expenses of any kind incurred by TecLic or Hagn in full and in advance to TecLic and Hagn respectively. In addition, ActivIdentity shall defend, indemnify and hold harmless TecLic and Hagn from any claims, counterclaims and costs incurred in any way related to the enforcement of the Patents.

4.	Notices

a.	Every notice given or required to be given under this Agreement (a “Notice”) shall be in writing and in the English language. A Notice shall, in the case of a recipient being a company, be sent to the office where the company is registered from time to time.

b.	Every Notice shall be sent by courier, or by prepaid airmail or by facsimile transmission. Every Notice shall be addressed as follows:

As to TecLic:

White & Case LLP

Königstraße 1

01097 Dresden

Germany

Attention: Dr. Axel Bauer, Esq.

Fax: +49 351 8888-191

As to ActivIdentity:

ActivIdentity Corporation

6623 Dumbarton Circle

Fremont, California 94555

USA

Attention: Mr. Thomas Jahn

Fax: +1 510 574 0101

c.	A Notice shall be deemed effective as of the date of dispatch, provided it is dispatched on a normal business day in its country of origin (a “Business Day”); otherwise, a Notice shall be deemed effective as of the next Business Day.

d.	In proving service of Notice, it shall be sufficient to prove that delivery was made or that the envelope containing the Notice was properly addressed and posted either by prepaid first class recorded delivery post or by prepaid airmail, as the case may be, or that the sender’s facsimile transmission report confirmed receipt.

5.	General

a.	None of the rights or obligations of a Party under this Agreement may be assigned or transferred without the prior written consent of the other Party.

b.	This Agreement and the documents referred to herein constitute the entire agreement between the Parties relating to the subject matter hereof, and supersede all previous agreements between the Parties relating to such subject matter. There shall be deemed to be comprised in this Agreement all letters and acknowledgements exchanged between ActivIdentity and TecLic contemporaneously with and expressed to be ancillary to this Agreement.

c.	Each Party confirms that, in agreeing to enter into this Agreement, such Party has not relied on any representation, warranty, collateral contract or other assurance except those set out in this Agreement. To the extent any previous representation, warranty, collateral contract or assurance was made to or with a Party, that Party waives all rights and remedies with respect thereto. However, nothing in this clause shall limit or exclude liability for fraud.

d.	The express rights and remedies provided in this Agreement do not exclude any other rights and remedies provided by law, except to the extent that the rights and remedies of a Party are expressly excluded or restricted by the terms of this Agreement.

e.	Any variation or waiver of any terms of this Agreement shall not be binding unless set out in writing, expressed to amend this Agreement and signed by or on behalf of ActivIdentity and TecLic.

f.	If any provision of this Agreement, or any part of a provision of this Agreement, is found to be illegal, invalid or unenforceable, the remaining provisions, or the remainder of the provision concerned, shall continue in effect and the illegal, invalid or unenforceable provision shall be replaced by a provision which ActivIdentity and TecLic would have agreed upon should they have known about such deficiency.

g.	Any date or period mentioned in this Agreement may be extended by agreement between ActivIdentity and TecLic. However, as regards any date or period (whether or not extended by agreement), time shall be of the essence of this Agreement.

h.

Neither of the Parties shall at any time make any announcement of this transaction or disclose any term of this Agreement, or of any document referred to in this Agreement, without the prior written approval of the other Party except to the extent that such information is already lawfully in the public domain. The Parties shall each use their best efforts to keep the terms of this Agreement and the documents referred to herein, which are not already lawfully in the public domain from time to time, strictly confidential. Despite the above, a Party shall be entitled to make any announcement or disclosure which is imposed on that Party (or on any holding company of that Party) by law or by the rules of any regulatory body to which that Party (or holding company) is subject, but the Parties shall, as far as practicable, consult with one another prior to making such announcement or disclosure regarding the form of such announcement or disclosure. Nothing in this Section 5.h shall be interpreted as prohibiting ActivIdentity from presenting or producing this Agreement to or before a National Patent Authority whenever necessary for registering the assignment of one of the Patents in the corresponding country in the event that the National Patent Authority deems the relevant National Assignment Document unsuitable. In such a case, ActivIdentity will use its best efforts to preserve the confidentiality of the payment terms under this Agreement, including, as appropriate, by redacting such terms from the document before submitting them to any National Patent Authority.

i.	This Agreement may be executed in any number of counterparts and all the counterparts when taken together will constitute one agreement. Each Party may enter into this Agreement by executing a counterpart.

j.	Each individual signing this Agreement on behalf of a Party represents that he has been fully empowered by that Party to execute this Agreement, that all necessary action to authorize execution of this Agreement by him has been taken by such Party, and that the Party on whose behalf he executes this Agreement has full authority, power and capacity to enter into this Agreement and that all necessary actions have been taken to enable that Party lawfully to enter into this Agreement.

6.	Applicable Law, Jurisdiction

a.	This Agreement shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany.

b.	The Parties irrevocably consent to the exclusive jurisdiction and venue of courts located in Munich, Federal Republic of Germany in connection with any dispute or action relating to this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN TESTIMONY WHEREOF, ASSIGNOR has caused this Patent Purchase and Assignment Agreement to be duly executed by its duly authorized officer on the date set forth below.

TECLIC TECHNICAL LICENSES GMBH

By:	Dr. Axel Bauer, Geschäftsführer (CEO)

/S/ AXEL BAUER

Date:	July 6, 2006

FEDERAL REPUBLIC OF GERMANY

On this 6th day of July 2006, before me the undersigned, a Notary Public for the Federal Republic of Germany, personally appeared Dr. Axel BAUER, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Signature of Notary

IN TESTIMONY WHEREOF, ASSIGNEE has caused this Patent Purchase and Assignment Agreement to be duly executed by its duly authorized officer on the date set forth below.

ACTIVIDENTITY CORPORATION

By:	Thomas Jahn, Chief Operating Officer (COO)

/S/ THOMAS JAHN

Date:	July 6, 2006

On this 6th day of July 2006 before me the undersigned, a Notary Public for the Federal Republic of Germany, personally appeared Mr. Thomas JAHN, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Signature of Notary

Annex 1 a

ASSIGNMENT

WHEREAS, TecLic Technical Licenses GmbH, a Gesellschaft mit beschränkter Haftung organized and existing under and by virtue of the laws of the Federal Republic of Germany and having a principal place of business at Koenigstrasse 1, D-01097 Dresden, Germany, formerly known as BetaResearch Gesellschaft für Entwicklung und Vermarktung digitaler Infrastrukturen mbH of Unterföhring (Germany), the change of Corporate name and address of which has been recorded with the German Register of Commerce, as per excerpt annexed therewith, designated,

(hereinafter “ASSIGNOR”)

is the present owner of the entire right title and interest in and to United States Patent No. * * *, issued on * * *, entitled “* * *” (the “Patent”); and

WHEREAS, ActivIdentity Corporation, a corporation organized and existing under and by virtue of the laws of the State of Delaware, United States of America (U.S.A.), and having a principal place of business at 6623 Dumbarton Circle, in the City of Fremont, and State of California 94555, U.S.A.,

(hereinafter “ASSIGNEE”)

desires to obtain the entire right, title and interest in and to the Patent and the inventions described and claimed therein for its own use and behalf and for its legal representatives, successors and assigns,

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ASSIGNOR, by these presents, does hereby sell, assign, and transfer, unto ASSIGNEE, the entire right, title and interest in and to US Patent No. * * * (including any reissues, divisionals, continuations and continuations-in-part thereof), along with the right to recover for past and future infringement thereof, and further including: all income, royalties, and damages hereafter due and/or payable to ASSIGNOR, including all rights to sue for past, present and future misappropriations thereof, and all rights corresponding to any of the above throughout the world.

Authority is hereby given to the holder of an original copy of the present confirmative agreement for having recorded on the US Register for Patents the assignment, and the previous change of Corporate name and address of the ASSIGNOR as well.

[Signature Pages to Follow]

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

IN TESTIMONY WHEREOF, ASSIGNOR has caused this Patent Assignment Agreement to be duly executed by its duly authorized officer on the date set forth below.

TecLic Technical Licenses GmbH

By:
Name:	Axel BAUER
Title:	Geschäftsführer (CEO)

Date:

FEDERAL REPUBLIC OF GERMANY

On this 6th day of July 2006, before me the undersigned, a Notary Public for the Federal Republic of Germany, personally appeared Dr Axel BAUER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Signature of Notary

IN TESTIMONY WHEREOF, ASSIGNEE has caused this Patent Assignment Agreement to be duly executed by its duly authorized officer on the date set forth below.

ActivIdentity Corporation

By:
Name:	Thomas Jahn
Title:	Chief Operating Officer (COO)

Date:

On this 6th day of July 2006, before me the undersigned, a Notary Public for the Federal Republic of Germany, personally appeared Thomas JAHN, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Signature of Notary

Annex 1 b

ASSIGNMENT

CONFIRMATIVE AGREEMENT

BETWEEN THE UNDERSIGNED

the Assignor

TecLic Technical Licenses GmbH

Koenigstrasse 1

D-01097 Dresden

Germany

formerly known as BetaResearch Gesellschaft für Entwicklung und Vermarktung digitaler Infrastrukturen mbH, of Unterföhring (Germany),

the change of Corporate name of which is recorded with the German Register of Commerce, as per excerpt annexed therewith,

ON THE ONE PART,

AND

the Assignee,

ActivIdentity Corporation

6623 Dumbarton Circle

Fremont, California 94555

U.S.A.

ON THE OTHER PART,

WHEREAS

By separate Patent Purchase and Assignment Agreement executed on the same date as this agreement, the Assignor assigned to the Assignee the following patents, patent application and any patent issuing on such patent application:

CONTRAT CONFIRMATIF

DE CESSION

ENTRE LES SOUSSIGNEES

le Cédant,

TecLic Technical Licenses GmbH

Koenigstrasse 1

D-01097 Dresde

Allemagne

préalablement dénommée BetaResearch Gesellschaft für Entwicklung und Vermarktung digitaler Infrastrukturen mbH, de Unterföhring (Allemagne),

lequel changement de dénomination sociale est inscrit au Registre du Commerce allemande, selon l’extrait ci-annexé,

D’UNE PART,

ET

le Cessionnaire,

ActivIdentity Corporation

6623 Dumbarton Circle

Fremont, California 94555

U.S.A.

D’AUTRE PART,

ETANT ENTENDU QUE

Par Accord d’Achat et de Cession de Brevets séparé signé le même jour que le présent contrat, le Cédant a cédé au Cessionnaire les brevets, demande de brevet et tout brevet issu de ladite demande de brevet, suivants :

•	national patents issued or to be issued from the European Patent No. * * *, i.e.

•	Germany Patent * * *,

•	France Patent * * *,

•	Great Britain Patent * * *, and

•	Austria Patent * * *;

•	Russia Patent No. * * *;

•	South-Africa Patent No. * * *;

•	US Patent No. * * *;

•	Malaysian Patent Application No. * * *.

NOW, THEREFORE, IN CONSIDERATION

Of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1°-

The Assignor hereby confirms, ratifies and acknowledges the assignment and the transfer onto the Assignee, who accepts, of all his rights on said Patents.

2°-

This agreement is made for the purpose of carrying out the above mentioned Patent Purchase and Assignment Agreement, and shall not modify any terms thereof.

3°-

Authority is hereby given to the holder of an original copy of the present confirmative agreement for having recorded with each appropriate agency of any country in which any and all of the Patents have issued or have been registered the assignment, and the previous change of Corporate name and address of the Assignor as well.

•	brevets nationaux issus ou qui seront issus du Brevet Européen n° * * *, à savoir :

•	brevet allemand * * *,

•	brevet français * * *,

•	brevet britannique * * *,

et

•	brevet autrichien * * *;

•	brevet russe n° * * *;

•	brevet sud-africain n° * * *;

•	brevet US n° * * *;

•	demande de brevet en Malaisie n° * * *.

IL A ETE PAR LES PRESENTES, EN CONTREPARTIE

De bonne et valable contrepartie, dont les présentes constituent quittance, convenu par les parties ce qui suit:

1°-

Le Cédant par les présentes confirme, ratifie et reconnaît la cession et le transfert au Cessionnaire, qui accepte, de tous les droits qu’il possède sur ces brevets.

2°-

Le présent contrat est établi en application de l’Accord d’Achat et de Cession de Brevets mentionné ci avant et ne modifie pas les termes de ce dernier.

3°-

Pour faire inscrire la présente cession, ainsi que le changement de dénomination et adresse du Cédant préalable, auprès de chaque administration appropriée existante dans tous les pays dans lesquels tous les brevets ont été délivrés ou ont été enregistrés, tous pouvoirs sont donnés au porteur d’un original des présentes.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Made at

this

in eight exemplars

TecLic Technical Licenses GmbH

By:	Axel BAUER
Title:	Geschäftsführer (CEO)

ActivIdentity Corporation

By:	Thomas JAHN
Title:	Chief Operating Officer (COO)

fait à

Le

en huit exemplaires

TecLic Technical Licenses GmbH

Par:	Axel BAUER
Titre:	Geschäftsführer (CEO)

ActivIdentity Corporation

Par:	Thomas JAHN
Titre:	Chief Operating Officer (COO)

Annex 1 c

RUSSIAN FEDERATION

ASSIGNMENT OF A PATENT

This Agreement is made between:

TecLic Technical Licenses GmbH

Koenigstrasse 1

D-01097 Dresden, Germany

formerly called:

BetaResearch Gesellschaft für Entwicklung und Vermarktung digitaler Infrastrukturen mbH,

Betastrasse 1,

D-85774 Unterführing, Germany

the change of Corporate name of which is recorded with the German Register of Commerce, as per the extract annexed therewith

(hereinafter referred to as “ASSIGNOR”), AND

ActivIdentity Corporation

6623 Dumbarton Circle

Fremont, California 94555, USA

(hereinafter referred to as “ASSIGNEE”, or if cited together, as “PARTIES”).

GENERAL PROVISIONS

ASSIGNOR holds the title and rights to the patent No. * * *

In the application No. * * *

Title: Device and method for personalizing chip cards

PARTIES HAVE AGREED ON THE FOLLOWING:

1.	ASSIGNOR hereby assigns the rights to the subject patent to ASSIGNEE, and ASSIGNEE accrues the right to this patent in accordance with Article 10 (5) of the Russian Patent Law.

2.	PARTIES have agreed on the sum of the reward and on the payment plan.

3.	This Agreement is executed in 3 copies.

Signed at                                                                              ,

                                             (place)

1(Date)

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

For and on behalf of ASSIGNOR /

/By: / Axel BAUER
(signature / )

                     /Title:                     / Geschäftsführer (CEO)

For and on behalf of ASSIGNEE /

/By: / Thomas Jahn
(signature / )

                     /Title:                      / Chief Operating Officer (COO)

Annex 2

Patent Attorneys

Patent Country	Attorney Name	Firm	Address/Tel./Fax
Europe

Germany	Mr. Franz-Josef Schöniger	Betten & Resch	Theatinerstr. 8 80333 Munich Germany Tel: +49-89-2 42 41 70 Fax: +49-89-2 60 78 96

France		BREVALEX	3, rue du Doctor Lancereaux 75008 Paris France Tel: +33-1-53 83 94 00 Fax: +33-1-45 63 83 33

Great Britain		Venner, Shipley LLP	20 Little Britain London ECIA 7DH Great Britain Tel: +44-20-7600 4212 Fax: +44-20-7600 4188

Austria		Dipl.-Ing. Patentan-waltskanzlei Matschnig	P.O. Box 252 1070 Vienna Austria Tel: +43-1-52 334 96 Fax: +43-1-52 648 86

Russia		Patentanwälte v. Füner Ebbinghaus Finck Hano	P.O. Box 95 01 50 81517 Munich Germany Tel: +49-89-45 92 02 Fax: +49-89-48 20 58

USA		DLA Piper Rudnick Gray Cary US LLP	2000 University Avenue East Palo Alto, CA 94303 USA Tel: +1-650-833 2000 Fax: +1-650-833 2001

South Africa	Mr. A.J.S. Dunlop	HAHN & HAHN Patent Attorneys	Hahn Forum 222 Richard Street Hatfield 0028 D. 219 Pretoria South Africa Tel: +27-27-12 342 1774 56 Fax: +27-27-12 342 3027

Malaysia		BADRI, KUHAN, YEOH & GHANDI	Suite 44-2, 2nd Fl. TK&G Chambers, No. 44 Jalan Kemuja P.O. Box Kuala Lumpur Tel: +60-603-283 41 45 Fax: +60-603-283 52 84